UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2008
POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)
(763) 542-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On November 20, 2008, Polaris Industries Inc. (the “Company”) announced that Jeffrey A. Bjorkman, Vice President—Operations, will retire effective as of January 31, 2010 (the “Retirement Date”).
     In connection with Mr. Bjorkman’s retirement, the Company entered into a letter agreement with Mr. Bjorkman dated November 20, 2008 (the “Letter Agreement”). Under the terms of the Letter Agreement, Mr. Bjorkman will continue in his role as Vice President—Operations until the appointment of his successor but no later than May 1, 2009. Thereafter and until the Retirement Date, Mr. Bjorkman will provide advice and counsel to the Company in the role of Senior Operations Advisor. Mr. Bjorkman will receive an annual base salary in the amount of $100,000 for his services as the Senior Operations Advisor and will be eligible to receive the perquisites described in Exhibit A to the Letter Agreement. The Letter Agreement modifies the vesting and term of Mr. Bjorkman’s stock options to the extent such stock options are outstanding at the time of his retirement in accordance with the terms of the Letter Agreement.
     In addition, the terms of the Letter Agreement clarify the calculation of the Non-Change in Control Termination Payment set forth in the Severance Agreement dated January 16, 2008 by and between Mr. Bjorkman and the Company, a form of which was filed as Exhibit 10.dd to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 16, 2008.
     The description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.a and is incorporated herein by this reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)   Exhibits.

10.a	Letter agreement dated November 20, 2008 by and between the Company and Jeffrey A. Bjorkman.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: November 25, 2008

POLARIS INDUSTRIES INC.
/s/ Michael W. Malone
Michael W. Malone
Vice President – Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

EXHIBIT INDEX

Exhibit No.	Description

10.a	Letter agreement dated November 20, 2008 by and between the Company and Jeffrey A. Bjorkman.